LIMITED POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and appoints each of Anthony Shoemaker, Mark Jackson, Jamie Friesen and Jennifer Chacon, or any of them acting singly and with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:

(1) Prepare and file with the Securities & Exchange Commission (SEC) an Application for EDGAR Access (Form ID) for the undersigned and any forms of filings to be made with the SEC to register the undersigned as an electronic filer;

(2) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer, director, and/or ten percent stockholder of Keurig Dr Pepper Inc. (the Company), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder, as amended from time to time;

(3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4, or 5, including a Form ID, complete and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority;

(4) act as an account administrator for the undersigned's EDGAR account, including: (i) appointing, removing and replacing account administrators, account users, technical administrators and delegated entities; (ii) maintaining the security of the undersigned's EDGAR account dashboard; (iv) acting as the EDGAR point of contact with respect to the undersigned's EDGAR account; and (v) any other actions contemplated by Rule 10 of Regulation S-T with respect to account administrators;

(5) cause the Company to accept delegation of authority from any of the undersigned's EDGAR account administrators and, pursuant to that delegation, authorize the Company's EDGAR account administrator's to appoint, remove or replace users for the undersigned's EDGAR account;

(6) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-facts sole discretion; and

(7) seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the

undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information.

The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-facts substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

In consideration of the attorney-in-fact acting on the undersigned's behalf pursuant to this Power of Attorney, the undersigned hereby agrees to indemnify and hold harmless such attorney-in-fact, each substitute attorney-in-fact, and each of their respective heirs, executors, legal representatives, successors, and assigns from and against the entirety of any and all losses, claims, causes of action, damages, fines, defense costs, amounts paid in settlement, liabilities, and expenses, including reasonable attorney's fees and expenses (collectively, Losses), relating to or arising out of the exercise of this Power of Attorney by such attorney-in-fact or substitute attorney-in-fact, and will reimburse each such indemnified person for all Losses as they are incurred by such indemnified person in connection with any pending or threatened claim, action, suit, proceeding, or investigation with which such indemnified person is or is threatened to be made a party. The undersigned will not, however, be responsible for any losses that are finally determined by a court of competent jurisdiction to have resulted solely from such attorney-in-facts or substitute attorney-in-facts bad faith or willful misconduct.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23 day of February 2026.

By: [signature]
Name: William Newlands

The State of CA
County of SONOMA

Before me on this day personally appeared William Newlands known to me to be the person whose name is subscribed to the foregoing instrument. Subscribed and sworn before me this ____ day of February, 2026.

[signature] ss.: see attached

Name: Hannah Minnicha
Notary Public in and for the State of CA

SEAL

California All-Purpose Certificate of Acknowledgment

A notary public or other officer completing this certificate verifies only the identity of the individual who signed the document to which this certificate is attached, and not the truthfulness, accuracy, or validity of that document.

State of California }
County of Sonoma } s.s.

On 2/23/26 before me, HANNAH MRKVICKA, Notary Public
Name of Notary Public, Title

personally appeared William Newlands
Name of Signer (1)

Name of Signer (2)

who proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

I certify under PENALTY OF PERJURY under the laws of the State of California that the foregoing paragraph is true and correct.

WITNESS my hand and official seal.

HANNAH MRKVICKA
COMM. # 2405186
SONOMA COUNTY
NOTARY PUBLIC-CALIFORNIA
MY COMMISSION EXPIRES
MAY 22, 2026

[Signature]
Signature of Notary Public

Seal

OPTIONAL INFORMATION

Although the information in this section is not required by law, it could prevent fraudulent removal and reattachment of this acknowledgment to an unauthorized document and may prove useful to persons relying on the attached document.

Description of Attached Document

The preceding Certificate of Acknowledgment is attached to a document titled/for the purpose of ____________________

____________________,

containing _____ pages, and dated ____________________.

The signer(s) capacity or authority is/are as:

- ☐ Individual(s)
- ☐ Attorney-in-fact
- ☐ Corporate Officer(s) ____________________
  Title(s)
  ____
- ☐ Guardian/Conservator
- ☐ Partner - Limited/General
- ☐ Trustee(s)
- ☐ Other: ____________________

representing: ____________________
Name(s) of Person(s) Entity(ies) Signer is Representing

Additional Information

Method of Signer Identification

Proved to me on the basis of satisfactory evidence:
☐ form(s) of identification ☐ credible witness(es)

Notarial event is detailed in notary journal on:
Page # _____ Entry # _____

Notary contact: ____________________

Other
☐ Additional Signer ☐ Signer(s) Thumbprints(s)
☐ ____________________